IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of May 21, 2026. -t '!Um;f?--&, � Name: Byron L. Boston Title: Co-Chief Executive Officer and Chairman of the Board [Signature Page to Power of Attorney]